SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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GLYCOGENESYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLYCOGENESYS, INC.

Park Square Building

31 St. James Avenue, 8th Floor

Boston, MA 02116

(617) 422-0674

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

To Be Held on June 22, 2004

Notice is hereby given that the annual meeting of stockholders of GlycoGenesys, Inc. (the “Company”) will be held at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, on Tuesday, June 22, 2004 at 10:00 a.m. Eastern daylight time.

The annual meeting will be held for the following purposes:

1.    Election of Directors.    To elect two directors to the Board of Directors, each to serve for a term of three years or until his successor is elected and qualified.

2.    Ratification of Auditors.    Ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2004.

3.    Other Business.    Such other matters as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 26, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

We urge you to read the enclosed proxy statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose or use the telephone or internet voting system.

A copy of our annual report for the fiscal year ended December 31, 2003 is enclosed. The annual report is not a part of the proxy soliciting material enclosed with this letter.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ BRADLEY J CARVER

Bradley J Carver Chief Executive Officer and President

Boston, Massachusetts

May 11, 2004

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

GLYCOGENESYS, INC.

Park Square Building

31 St. James Avenue, 8th Floor

Boston, MA 02116

(617) 422-0674

PROXY STATEMENT

FOR

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

June 22, 2004

This proxy statement is being furnished to the holders of record of common stock, $.01 par value per share (the “Common Stock”), of GlycoGenesys, Inc. (the “Company”), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) to be voted at the 2004 annual meeting of stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern daylight time, on Tuesday, June 22, 2004, at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, and at any adjournment of such meeting. This proxy statement is expected to be mailed to stockholders on or about May 25, 2004.

Use and Revocation of Proxies

The proxy solicited hereby, if properly executed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained herein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (GlycoGenesys, Inc., Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116, Attention: Secretary) written notice thereof, (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Record Date

The Board of Directors has fixed the close of business on April 26, 2004 as the record date for the determination of stockholders entitled to notice of the Annual Meeting (“Voting Record Date”). Only stockholders of record at the close of business on the Voting Record Date will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 50,754,577 shares of the Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters properly presented at the Annual Meeting.

Abstentions and Broker Non-Votes

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares which are present for purposes of determining the existence of a quorum, but which are not present for purposes of determining whether a proposal has been approved. The term “broker non-vote” refers to shares held by a broker in street name which are present by proxy, but which are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. In the event a broker votes on a routine matter, such vote will count as both present and voted for the purposes of determining whether a proposal has been approved. The election of directors and the ratification of auditors are routine matters upon which a broker may, in the absence of instructions from the beneficial owner, exercise his or her discretion in voting the shares.

Voting Electronically via the Internet or Telephone

If your shares of Common Stock are registered directly with Computershare Investor Services, you may also vote your shares either via the Internet or by telephone. Specific instructions for voting via the Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares of Common Stock are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Proxy Statement, the enclosed form of proxy, the 2003 Annual Report to Stockholders and the 2003 Annual Report on Form 10-K the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the enclosed paper proxy in the postage-prepaid envelope provided.

Votes Required to Approval the Proposals

The directors will be elected upon receipt of a plurality of all votes cast by holders of Common Stock at the Annual Meeting. Ratification of the selection of Deloitte & Touche LLP as independent public accountants requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors currently consists of five members divided into three classes. Two Class III Directors will be elected at the Annual Meeting. Unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of the nominees named below each to serve as a director of the Company for a three-year term, or until his successor has been duly elected and qualified. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of such proxy.

Information regarding the nominee is provided below and under “Directors and Executive Officers.”

DIRECTOR NOMINEES

CLASS III—TERM EXPIRES 2007

Nominee	Age	Position	Director Since
Mr. Carver	42	Director	March 1995
Mr. Dube (1)(2)	48	Director	May 1998

(1)	Member of Audit Committee
(2)	Member of Compensation Committee

REQUIRED VOTE

The directors will be elected upon receipt of a plurality of all votes cast by holders of Common Stock at the annual stockholders meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED HEREIN.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors presently is comprised of five directors. Each of the directors elected at the Annual Meeting will serve until 2007 or until his respective successor is duly elected and qualified. Set forth below is certain information with respect to the nominees for the office of director, each of the directors of the Company not seeking election at the Annual Meeting and each other executive officer of the Company.

Nominees for Class III Directors

Bradley J Carver, 42, the Chief Executive Officer since June 2000, has been President and Treasurer and a member of the Board of Directors of the Company since March 1995 and has been the President, Chief Financial Officer, Treasurer and a member of the Board of Directors of IGG since February 1993. Mr. Carver is a Class III director whose term expires in 2004. Mr. Carver was elected interim Chairman of the Board of Directors in February 2003. Mr. Carver has been President, Chief Financial Officer, Treasurer and a member of the Board of Directors of SafeScience Products, Inc., a wholly owned subsidiary of the Company since its inception on June 23, 1995. Mr. Carver received a Bachelor of Arts degree in management from Michigan State University in 1983.

David W. Dube, 48, has been a director of the Company since May 1998. Mr. Dube is a Class III director whose term expires in 2004. Mr. Dube is a member of the Audit and Compensation Committees of the Board of

Directors. Since April 2001, Mr. Dube has been President of Peak Capital Corporation, a corporate finance and management advisory firm. From October 1999 to March 2001, Mr. Dube was President and Chief Operating Officer of Kings Road Entertainment, Inc., an entertainment and educational products company. Mr. Dube was Senior Vice President and Chief Financial Officer of FAB Capital Corporation, a merchant banking and securities investment firm, and served in various other capacities from September 1997 through October 1999. Prior thereto, Mr. Dube was the President and Chief Executive Officer of Optimax Industries, Inc., a publicly traded company with interests in the horticultural, decorative giftware and truck part accessories industries. Mr. Dube serves on the boards of directors of publicly-traded CNE Group, Inc., and New World Wine Group, Ltd. Mr. Dube holds a Bachelors Degree in business administration and a master’s degree in taxation from Suffolk University and a master’s degree in accounting from Bentley College. Mr. Dube is a Certified Public Accountant in the state of New Hampshire, and holds general and principal securities licenses.

Continuing Directors

Class I Directors

Theodore J. Host, 58, has been a director of the Company since December 1998. Mr. Host is a Class I director whose term expires in 2005. Mr. Host is a member of the Audit and Compensation Committees of the Board of Directors. From October 2001 to April 2004, Mr. Host was the CEO and Director, and from November 1999 until October 2001 was President, CEO, and a Director of Prestige Brands International, a consumer products company. Mr. Host worked with McCown DeLeeuw & Co. to create a consumer products start up company from March 1996 to November 1999. Prior thereto, Mr. Host served as the President and Chief Operating Officer, and later Chief Executive Officer, of The Scotts Company, a lawn care company. Mr. Host holds a Bachelor of Arts degree in business and a Master of Arts degree in business from New York University.

John W. Burns, 58, has been the Company’s Chief Financial Officer since January 2000, Senior Vice President since March 2001, and a Class I Director, whose term expires in 2005, since June 2002. Prior thereto, Mr. Burns was the CFO/Senior Vice President, Finance & Business Operations for South Shore Hospital, a regional healthcare services provider based in South Weymouth, MA, from February 1993 to February 1999. Prior thereto, Mr. Burns was the Vice President/Treasurer and a subsidiary CFO/Vice President, Finance for Eastern Enterprises, a NYSE company engaged in energy and marine transportation. Mr. Burns has also held corporate finance and treasury positions with Allied-Signal, Citicorp Investment Bank, and International Paper. Mr. Burns holds a Master of Business Administration in Finance from New York University and a Doctor of Philosophy degree in Mathematics from Stevens Institute of Technology.

Class II Director

Michael E. Hanson, 56, has been a director of the Company since September 2002. Mr. Hanson is a Class II director whose term expires in 2006. Mr. Hanson is a member of the Audit and Compensation Committees of the Board of Directors. Since January 2002, Mr. Hanson has been a Founding Partner of Barnard Life Sciences, LLC, a venture capital and health care consulting firm. He served as a director of MGI Pharma, Inc., an oncology-focused biopharmaceutical company, from May 1998 through May 2001. Prior thereto, Mr. Hanson, for nearly 25 years, served in a variety of management positions in sales, marketing and new product development at Eli Lilly and Company. At the time of his retirement from Eli Lilly, he was President of the Internal Medicine Business Unit, which included cardiovascular and oncology products, and a member of the Operations Committee. While at Eli Lilly, at various times he was Director of New Product Planning and Licensing; Executive Director of Japan Business Planning; President and General Manager of Eli Lilly Japan KK; and Vice President of Lilly Research Laboratories. Mr. Hanson holds a B.S. in Pharmacy from North Dakota State University, an M.S. in Hospital Pharmacy Administration from the University of Minnesota and is a graduate of the Advanced Management Program from Harvard Business School.

Executive Officers

In addition to Mr. Carver and Mr. Burns who are each listed as directors of the Company, the Company has the following executive officers:

Frederick E. Pierce, II, 42, has been the Company’s Vice President of Business Development since August 2002 and the Company’s Vice President of Finance and Investor Relations since June 1998. Prior to joining the Company, Mr. Pierce was at Lehman Brothers, where he was the New England private client services liaison to healthcare investment banking. In addition, Mr. Pierce had over seven additional years experience at Kidder Peabody and Merrill Lynch. Mr. Pierce received a B.S. in chemistry from Hampshire College.

William O. Fabbri, 35, has been the Company’s General Counsel since September 2002. From September 1996 to August 2002, Mr. Fabbri was a member of the corporate department of the international law firm of McDermott, Will & Emery. While at McDermott, Will & Emery, Mr. Fabbri was actively involved in securities offerings, public company reporting matters and various strategic corporate transactions. Mr. Fabbri holds a J.D., magna cum laude, from Boston University School of Law and received his B.A. from Wesleyan University.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants (“Deloitte”), as the auditors of the Company for the 2004 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting.

If the appointment of Deloitte for the 2004 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next annual meeting of stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

Change in Registrant’s Certifying Accountant

On April 12, 2002, the Company dismissed its independent public accountants, Arthur Andersen LLP (“Andersen”). The decision to dismiss Andersen and engage Deloitte to serve as the Company’s independent public accountants to audit its financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 was made by the Audit Committee and ratified by the Board of Directors.

Andersen’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 1999 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Andersen’s report for the year ended December 31, 2000 expressed an unqualified opinion and included an explanatory paragraph concerning substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 1999 and 2000, respectively, and the subsequent interim period through April 12, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

During the Company’s fiscal years ended December 31, 2000 and 2001, respectively, and the subsequent interim period through April 12, 2002, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred.

During the Company’s fiscal years ended December 31, 2000 and 2001, respectively, and the subsequent interim period through April 19, 2002, the date on which Deloitte was engaged, the Company did not consult with Deloitte regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

REQUIRED VOTE

Ratification of the selection of Deloitte as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are considered present for this proposal, so they will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 2004 FISCAL YEAR.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned during 2003, 2002, and 2001 for services rendered during such period by the chief executive officer, chief financial officer, vice president of business development and general counsel (the “named executive officers”).

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Securities Underlying Options	All Other Compensation
Name and Position(s)	Year	Salary		Bonus
Bradley J Carver, Chief Executive Officer, President and Treasurer (1)	2003 2002 2001	$ $ $	225,866 220,000 191,667	$ $ $	28,099 13,805 35,000	78,000 131,000 70,400	$ $ $	1,344 302 1,795	(2) (3) (3)

John W. Burns, Senior Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	205,333 200,000 178,750	$ $ $	17,030 10,458 25,000	68,900 100,000 125,400	$ $ $	4,552 2,683 2,033	(3) (3) (3)

Frederick E. Pierce, II, Vice President of Business Development (4)	2003 2002	$ $	154,000 150,000	$ $	9,579 5,883	31,600 50,000	$ $	3,493 2,049	(3) (3)

William O. Fabbri, General Counsel (5)	2003 2002	$ $	160,000 53,333	$ $	9,825 2,070	12,200 50,000	$ $	1,075 114	(2) (2)

(1)	In February 2003, Mr. Carver was elected Chairman of the Board on an interim basis.
(2)	Consists of life and long-term disability insurance premiums.
(3)	Consists of transportation-related payments and life and long-term disability insurance premiums.
(4)	In August 2002, Mr. Pierce was appointed to the position of Vice President of Business Development. Prior to August 2002, Mr. Pierce was Vice President of Finance and Investor Relations. Mr. Pierce’s compensation for 2002 reflects all 2002 compensation.
(5)	In September 2002, Mr. Fabbri joined the Company as General Counsel.

Option Grant Table.    The following table set forth certain information regarding options granted during the year ended December 31, 2003 to the named executive officers.

Option Grants During Year Ended December 31, 2003

	Individual Grants
	Number of Securities Underlying Options Granted (#)		Total Percent of Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name						5%($)	10%($)
Bradley J Carver	78,000	(3)	22.2%	$0.27	3/13/13	13,244	33,564
John W. Burns	68,900	(3)	19.6%	$0.27	3/13/13	11,699	29,648
Frederick E. Pierce, II	31,600	(3)	9.0%	$0.27	3/13/13	5,366	13,598
William O. Fabbri	12,200	(3)	3.5%	$0.27	3/13/13	2,072	5,250

(1)	Based on options to purchase an aggregate of 352,000 shares granted to officers and employees during the fiscal year ended December 31, 2003.
(2)	These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Common Stock on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the SEC and do not represent the Company’s estimate or projection of future share prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performance of the Common Stock. Values are net of the option exercise prices, but do not include deductions for taxes or other expenses associated with the exercise.
(3)	The options vest quarterly in equal installments over a three-year period.

Year-end Option Table.    The following table sets forth certain information regarding options exercised during the year ended December 31, 2003 by the named executive officers.

Aggregate Option Exercises As Of December 31, 2003

And Year-End Option Values

	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised Options at Fiscal Year End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Bradley J Carver	—	—	126,233	102,167	24,567	71,955
John W. Burns	—	—	243,291	100,009	22,969	64,010
Frederick E. Pierce, II	—	—	119,233	40,367	9,807	29,151
William O. Fabbri	—	—	23,883	38,317	23,343	38,683

(1)	Value is based on the closing price of the Common Stock on December 31, 2003 of $1.50 less the applicable option exercise price.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2003, the Board of Directors met 12 times and acted once by unanimous written consent. During fiscal year 2003, no director of the Company who was a director for the entire year attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees to which he was a member.

The Board of Directors has an Audit Committee, consisting of Mr. Dube, Mr. Host and Mr. Hanson. The Audit Committee selects and appoints the independent auditors, reviews and approves the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management’s procedures and policies relevant to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee also performs the responsibilities of a Qualified Legal Compliance Committee as defined in Part 205 of the rules of the Securities and Exchange Commission. The members of the Audit Committee are independent within the meaning of Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (NASD). The Audit Committee held five meetings during 2003.

The Board of Directors also has a Compensation Committee, consisting of Mr. Dube, Mr. Host and Mr. Hanson. The Compensation Committee administers the Company’s 1998 Stock Option Plan, 2000 Stock Incentive Plan and 2003 Omnibus Incentive Plan, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. In March 2004, the Compensation Committee adopted a charter and assumed the responsibilities of functioning as the Company’s Nominating Committee. A copy of the charter of the Compensation Committee, including nominating provisions, is attached as Appendix A. The Compensation Committee is comprised of non-employee directors as such term is defined under Rule 16b-3 of the Exchange Act and the members are independent within the meaning of the listing standards of the NASD. The Compensation Committee held three meetings during 2003.

The Compensation Committee, acting in its capacity as the Nominating Committee, will consider nominees recommended by the Company’s stockholders for election to the Board of Directors at the 2005 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing, not less than 90 nor more than 150 days before the anniversary date of the 2004 Annual Meeting of Stockholders, to the Compensation Committee, c/o the Secretary of GlycoGenesys, Inc., at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, the proposed nominee’s direct and indirect relationship with the person or entity making the proposed nomination and evidence of the consent of the proposed nominee to serve.

Candidates for the Board of Directors are considered based upon various criteria, such as their broad-based business and professional skills and experiences, particular experience in medicine and the biological sciences, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, such candidates should have certain minimum qualifications, including having personal integrity, an ability to fairly represent all stockholders, an absence of conflicts of interest impairing his or her ability to exercise duties as a director and demonstrated achievement. However, the Compensation Committee retains the right to modify these minimum qualifications from time to time. In addition, the Company seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In selecting candidates for nomination at the annual meeting of the Company’s shareholders, the Compensation Committee, acting in its capacity as the Nominating Committee, begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board of Directors. The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Compensation Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board of Directors, whom the Compensation Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for reelection. If there are positions for which the Compensation Committee will not be re-nominating a qualified incumbent, the Compensation Committee will solicit recommendations for nominees from persons whom it believes are likely to be familiar with qualified candidates, including members of the Board of Directors and senior management. The Compensation Committee may also engage a search firm to assist in identifying qualified candidates. The Compensation Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account the qualifications for director membership, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Compensation Committee may solicit the views of management and other members of the Board of Directors. The Compensation Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons, except that the Compensation Committee may consider, as one of the factors in its evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors or any of the directors c/o Secretary, GlycoGenesys, Inc., 31 St. James Avenue, Boston, Massachusetts 02116. If a communication does not relate in any way to Board of Directors matters, he or she will deal with the communication as appropriate. If the communication does relate to any matter of relevance to the Board of Directors, he or she will relay the message to the Chairman of the Audit Committee, who will determine whether to relay the communication to the entire Board of Directors or to the non-management directors. The Secretary will keep a log of all communications addressed to the Board of Directors.

The Company encourages, but does not require, directors to attend the Company’s Annual Meeting of Stockholders. Four directors attended the 2003 Annual Meeting of Stockholders.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company, of which all independent directors are members, determines the cash and other incentive compensation, if any, to be paid to the Company’s executive officers and employees.

Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms either pursuant to employment agreements entered into with executive officers or pursuant to at-will arrangements. For 2003, bonus compensation (both cash and options) was based on a number of factors relating to the Company’s financial and operational performance, including capital raising, operating within budget, enhancing market value of the Company, enhancing its intellectual property portfolio, clinical trial, manufacturing and preclinical progress regarding GCS-100, expanding the potential indications for GCS-100 and adding to the Company’s Scientific Advisory Board. Bonus payments are made at the discretion of the Compensation Committee following the end of the year.

Equity-based compensation is comprised of stock option grants. The Company believes that equity-based compensation closely aligns the economic interest of the Company’s executive officers with the economic interests of the Company’s shareholders. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. The Compensation Committee has retained an outside executive compensation firm to provide recommendations regarding executive compensation, particularly with respect to peers in the biotechnology industry and assistance regarding establishing a compensation philosophy. Executive compensation decisions and grants of stock options made by the Compensation Committee were based in large part upon such recommendations.

The Chief Executive Officer’s compensation generally is based on the same policies and criteria as the Company’s other executive officers. Mr. Carver’s base salary was increased from $220,000 to $228,800 on May 1, 2003. In January and March 2004, Mr. Carver received a total bonus of $28,099 and was granted options for a total of 74,400 shares of common stock at an exercise price of $1.37 per share for 2003. In establishing Mr.

Carver’s compensation, the factors described above are taken into account. The Compensation Committee believes that Mr. Carver’s compensation, including salary, bonus and stock options, falls within the Company’s compensation philosophy and are within industry norms. The Company’s compensation policy was developed with the help and advice of an independent compensation consultant. Based upon a review of peer companies and the industry in which the Company operates, the independent compensation consultant provided the Company with a report on option grants to existing employees and new hires, as well as a cash bonus plan. The objective of a formal compensation policy is to enable the Company to attract and retain qualified executives, and reward executives for performance against a number of Company goals agreed upon for the long-term maximization of shareholder value. The Compensation Committee has implemented this policy against which to assess executive compensation.

The above report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Compensation Committee

David W. Dube

Michael E. Hanson

Theodore J. Host

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2003, Mr. Dube, Mr. Hanson, and Mr. Host served on the Compensation Committee. During the 2003 fiscal year, all executive officer compensation decisions were made by the Compensation Committee or the full Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee during the 2003 fiscal year was an officer of the Company.

Audit Committee Report

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors and attached as Appendix B to this proxy statement, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004 (“Form 10-K”). Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with Deloitte & Touche LLP, our independent auditors who have audited our financial statements for the year ended December 31, 2003, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Deloitte & Touche LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Deloitte & Touche LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s Form 10-K, we have recommended to the Board of Directors that such financial statements be included in the Company’s Form 10-K.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Audit Committee

David W. Dube

Michael E. Hanson

Theodore J. Host

Audit Fees

The Company estimates that the aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K as well as review of the Company’s quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q equal approximately $102,500 and $101,500 for the years ended December 31, 2002 and 2003, respectively.

Audit-Related Fees

The Company did not pay any fees for audit-related services to its independent auditors in either 2003 or 2002.

Tax Fees

The aggregate fees for tax services in 2003 and 2002 rendered by Deloitte & Touche LLP equal approximately $18,520 and $10,875, respectively. These fees include work performed by the independent auditors primarily with respect to tax filings and tax planning.

All Other Fees

The aggregate fees for all other services for 2003 and 2002 rendered by Deloitte & Touche LLP equal approximately $99,150 and $159,300. These fees include work performed by the independent auditors primarily with respect to matters related to filings with the Securities and Exchange Commission during 2002 and 2003 other than annual and quarterly reports and matters related to the termination of the Company’s joint venture with EIS in 2002 and 2003.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent auditors during the Company’s most recent fiscal year are compatible with maintaining the independence of such auditors.

Policy on Audit and Finance Committee Pre-Approval

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the Company’s independent auditor in order to assure that the provision of such services does not impair the independent auditor’s independence. In March 2004, the Audit Committee adopted a revised policy for the pre-approval of audit and non-audit services rendered by the Company’s independent auditor. The policy generally provides for the Audit Committee to pre-approve services in the defined categories of audit services, audit-related services, tax services and all other services, up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects that are not otherwise pre-approved or services over the pre-approved amounts. Such pre-approved services are reviewed, and modified as deemed necessary, annually. The Audit Committee has delegated the pre-approval authority to its chairperson when expedition of services is necessary, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy considers whether proposed services are compatible with the independence of the independent auditor. No services were provided by the Company’s independent auditors subject to the de minimis exceptions allowed by the Sarbanes-Oxley Act.

Director Compensation

The Company’s directors who are not employees of the Company receive cash compensation for their services equal to $2,000 per month. In addition, directors who are not employees of the Company receive $7,500 per year for service on the Audit Committee and $3,500 for service on the Compensation Committee. Each Director who is not also an employee of the Company receives every two years non-qualified options to purchase 20,000 shares of Common Stock. The exercise price of such options equals the higher of the average of the closing price of the Common Stock during the 20 trading days prior to the date of grant of the options and the closing price of the Common Stock on the date of grant. The options bear a term of ten years from the date of the grant and vest quarterly over a two-year period; provided, that such vesting shall cease in the event the Director ceases to be a Director, in which case the shares vested prior thereto remain vested and exercisable for the remaining ten-year term.

In addition, directors who are not employees of the Company are granted options to purchase 25,000 shares of Common Stock in connection with their joining the Board of Directors at an exercise price equal to the higher of the average of the closing stock price during the 20 trading days preceding the date of the option grant and the closing price of the Common Stock on the date of grant. The options vest quarterly over three years and have a term of 10 years.

Directors who are employees of the Company or its affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Carver and Burns were not compensated for their services as directors in 2003.

Employment Contracts

Carver Employment Agreement

The Company has an employment agreement with Mr. Carver, as CEO and President of the Company, effective as of June 30, 2002. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the employment agreement. A copy of the employment agreement has been previously filed with the Securities and Exchange Commission.

The employment agreement expires on June 30, 2005, provided that if Mr. Carver is not notified within 90 days of the end of the term of the employment agreement, the term is extended for one year. The employment agreement provides that Mr. Carver is entitled to an annual base salary of $220,000, increased to $228,800 on May 1, 2003, and to receive bonuses, in the discretion of the Compensation Committee, based upon the Company and Mr. Carver meeting certain performance targets established by the Compensation Committee.

Under the terms of the employment agreement, if the Company terminates Mr. Carver’s employment other than for Cause (as defined in the employment agreement), or Mr. Carver terminates his employment for Good Reason (as defined in the employment agreement), then the Company shall continue to pay Mr. Carver his annual base salary and health benefits in effect at the time of termination for a period of 12 months, to be paid at the time otherwise due, and any bonus not yet paid to Mr. Carver earned in the year prior to termination, to be paid at the time otherwise to have been paid, as if his employment had not been terminated. In addition, any stock options vested at the time of or as a result of the termination shall be exercisable for the lesser of the remaining term of such options or five years.

In the event of termination of the employment of Mr. Carver by reason of death or Permanent Disability (as defined in the employment agreement) of Mr. Carver, the Company shall pay to Mr. Carver or his estate or other successor in interest, at the time otherwise due, his annual base salary and any benefits due to Mr. Carver through the date of termination, but reduced in the case of permanent disability by any payments received under any disability plan, program or policy paid for by the Company.

If the Company terminates the employment of Mr. Carver for Cause, or Mr. Carver terminates his employment with the Company without Good Reason, the Company shall pay Mr. Carver his annual base salary and benefits earned through the date of termination, and the Company shall have no further obligations to Mr. Carver under his employment agreement.

Under the terms of the employment agreement, Mr. Carver is prohibited from competing with the Company during the periods of his employment with the Company and for one year following the termination of such employment. During the one-year period following termination, Mr. Carver shall not solicit any employees, customers, consultants or advisors to the Company. Mr. Carver is also subject to nondisclosure and confidentiality provisions under the employment agreement, which provisions survive any termination of the employment agreement.

The options granted to Mr. Carver fully vest in the event of a change in control of the Company.

Burns Employment Agreement

The Company has an employment agreement with Mr. Burns, as CFO and Senior Vice President of the Company, effective as of September 12, 2002. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the employment agreement. A copy of the employment agreement has been previously filed with the Securities and Exchange Commission.

The employment agreement expires on September 12, 2005, provided that if Mr. Burns is not notified within 90 days of the end of the term of the employment agreement, the term is extended for one year. The employment agreement provides that Mr. Burns is entitled to an annual base salary of $200,000, increased to $208,000 on May 1, 2003, and to receive bonuses, in the discretion of the Compensation Committee, based upon the Company and Mr. Burns meeting certain performance targets established by the Compensation Committee.

Under the terms of the employment agreement, if the Company terminates Mr. Burns’ employment other than for Cause (as defined in the employment agreement), or Mr. Burns terminates his employment for Good

Reason (as defined in the employment agreement), then the Company shall continue to pay Mr. Burns his annual base salary and health benefits in effect at the time of termination for a period of 9 months, to be paid at the time otherwise due, and any bonus not yet paid to Mr. Burns earned in the year prior to termination, to be paid at the time otherwise to have been paid, as if his employment had not been terminated. In addition, any stock options vested at the time of or as a result of the termination shall be exercisable for the lesser of the remaining term of such options or three years.

In the event of termination of the employment of Mr. Burns by reason of death or Permanent Disability (as defined in the employment agreement) of Mr. Burns, the Company shall pay to Mr. Burns or his estate or other successor in interest, at the time otherwise due, his annual base salary and any benefits due to Mr. Burns through the date of termination, but reduced in the case of permanent disability by any payments received under any disability plan, program or policy paid for by the Company.

If the Company terminates the employment of Mr. Burns for Cause, or Mr. Burns terminates his employment with the Company without Good Reason, the Company shall pay Mr. Burns his annual base salary and benefits earned through the date of termination, and the Company shall have no further obligations to Mr. Burns under his employment agreement.

Under the terms of the employment agreement, Mr. Burns is prohibited from competing with the Company during the periods of his employment with the Company and for one year following the termination of such employment. During the one-year period following termination, Mr. Burns shall not solicit any employees, customers, consultants or advisors to the Company. Mr. Burns is also subject to nondisclosure and confidentiality provisions under the employment agreement, which provisions survive any termination of the employment agreement.

The options granted to Mr. Burns fully vest in the event of a change in control of the Company.

Certain Relationships and Related Transactions

David Platt

The Company entered into a termination agreement with David Platt, its former chief executive officer and Chairman of the Board of Directors and former 5% stockholder, as of June 1, 2000. Pursuant to the terms of the termination agreement, the Company agreed to continue to pay David Platt his salary of $180,000 he received as chief executive officer through June 29, 2002, subject to certain terms and conditions. The Company provided health insurance for David Platt through June 29, 2002. Platt’s obligations, including, among other things, confidentiality, use or disclosure of company materials, assignment of inventions and non-competition contained in his employment agreement with the Company dated June 29, 1999 were maintained. In addition, David Platt agreed not to sell or otherwise transfer his shares or options in the Company prior to June 29, 2002, and in consideration thereof, the Company granted certain piggyback, or incidental, registration rights. Platt agreed to reimburse the Company approximately $85,000 for certain personal expenses and loans out of the proceeds of any sales by him of the Company’s stock.

On January 7, 1994, as amended on April 14, 1999, the Company’s subsidiary, IGG, entered into a licensing agreement with David Platt, its former chief executive officer and Chairman of the Board of Directors and former 5% stockholder to pay David Platt a royalty of two percent (2%) of the net sales of the Company’s GCS-100 product. The Company also agreed to pay all of the costs to procure and maintain any patents granted under that agreement. The agreement includes a requirement that the royalties paid in the sixth year of this agreement and all subsequent years meet a minimum threshold of $50,000. The parties executed an amendment to the agreement to delay the first year of this minimum threshold from 1999 to 2002. If this threshold is not met (or if the Company does not pay David Platt the difference between the amount of actual royalties and $50,000), he may terminate the agreement and retain the patent rights. The Company may terminate the agreement on sixty days’ notice. The Company has made a royalty payment of $50,000 for 2003.

Elan

On December 18, 2002, the Company entered into a termination agreement with Elan, a current 5% stockholder, for the termination of Elan’s and the Company’s joint venture, SafeScience Newco. Pursuant to the termination agreement, the Company acquired the preferred shares of SafeScience Newco held by Elan in exchange for a royalty interest on certain future revenues and payments related to GCS-100. Under the termination agreement, such royalty payments, if any, are to be offset by certain development costs incurred by the Company. The Company regained all intellectual property, development and marketing rights to GCS-100. The Company now owns 100% of the outstanding stock of SafeScience Newco. The Company retained the right to use Elan’s proprietary drug delivery technology in the field of oncology for GCS-100.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, to the Company’s knowledge, as of April 26, 2004 (unless otherwise noted), the beneficial ownership of the Company’s Common Stock by (i) persons who beneficially own more than 5% of the Company’s Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Beneficially Owned Shares	Percent of Class (1)
Elan International Services, Ltd.(2)	10,792,483	17.9%
Britannia Holdings Limited(3)	3,152,427	6.1%
Bradley J Carver(4)	2,787,830	5.5%
John W. Burns(5)	347,127	*
Theodore J. Host(6)	107,899	*
David W. Dube(7)	80,000	*
Michael E. Hanson(8)	32,083	*
Frederick E. Pierce, II (9)	144,586	*
William O. Fabbri (10)	44,394	*
Directors and Executive Officers as a group (7 persons)(11)	3,543,919	6.9%

*	Represents less than 1% of the outstanding shares of Common Stock.
(1)	The information presented with respect to stock ownership and related percentage information is based on Common Stock as a percentage of the aggregate number of shares of Common Stock outstanding. The number of shares of Common Stock outstanding, 50,754,577, does not include shares issuable upon the conversion of outstanding preferred stock, exercise of outstanding warrants or stock options or shares reserved for issuance pursuant to the 1998 Stock Option Plan, 2000 Stock Incentive Plan and the 2003 Omnibus Incentive Plan. In determining the percent of class owned by each stockholder, the numerator includes the number of shares of outstanding Common Stock held by such stockholders plus all shares of Common Stock that such stockholder has the right to acquire within 60 days of April 26, 2004, the date on which beneficial ownership is being determined. The denominator includes the total number of shares of Common Stock outstanding held by all stockholders plus all shares of Common Stock which such stockholder has the right to acquire within 60 days of April 26, 2004.
(2)	According to information contained in filings with the Securities and Exchange Commission, Elan International Services Ltd. has shared voting and shared dispositive power with Elan Corporation, plc with respect to 1,116,790 shares of Common Stock, 829,583 shares issuable upon the exercise of warrants within 60 days of April 26, 2004 and 8,846,110 shares of Common Stock issuable upon the conversion of Series A and Series B Preferred stock within 60 days of April 26, 2004. The business address of Elan International Services, Ltd. is 102 St. James Court, Flatts, Smith Parish, Bermuda FL 04.
(3)

According to information contained in a Schedule 13G/A filing with the Securities and Exchange Commission on February 10, 2004 and our records, Britannia Holdings Limited has sole voting and sole dispositive power with respect to 2,437,076 shares of Common Stock and 715,351 shares of Common Stock issuable upon the exercise of warrants within 60 days of April 26, 2004. The address of Britannia Holdings Ltd. is Unit 10, Springates East, Government Road, Charlestown, Nevis
(4)	Includes 179,144 shares issuable upon exercise of options within 60 days of April 26, 2004. The business address of Mr. Carver is c/o GlycoGenesys, Inc., Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116.
(5)	Includes 293,601 shares issuable upon exercise of warrants and options within 60 days of April 26, 2004.
(6)	Includes 89,783 shares issuable upon exercise of warrants and options within 60 days of April 26, 2004.
(7)	Consists of 80,000 shares issuable upon exercise of options within 60 days of April 26, 2004.
(8)	Consists of 32,083 shares issuable upon exercise of options within 60 days of April 26, 2004.
(9)	Includes 138,586 shares issuable upon exercise of options within 60 days of April 26, 2004.
(10)	Consists of 44,394 shares issuable upon exercise of options within 60 days of April 26, 2004.
(11)	Includes 857,591 shares issuable upon exercise of warrants and options within 60 days of April 26, 2004.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders of Common Stock of the Company from December 31, 1998 through December 31, 2003 to cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index for the same period of time. The graph assumes $100 is invested in the Company’s stock and in each of the two indexes at the closing market quotations on December 31, 1998 and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER PROPOSALS

If any stockholder of the Company intends to present a proposal for consideration at the next annual meeting of stockholders anticipated to be held in June 2005 and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the main office of the Company no later than January 25, 2005. Any such proposal shall be sent to the attention of the Secretary of the Company at Park Square Building, 31 St. James Avenue, 8th Floor, Boston, MA 02116. If a shareholder proposal is introduced at the 2005 annual meeting of stockholders without any discussion of the proposal in the Company’s proxy statement and the stockholder does not notify the Company on or before April 10, 2005 of the intent to raise such shareholder proposal at the 2005 annual meeting of stockholders, the proxies received by the Company for the 2005 annual meeting of stockholders will be voted by management in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Commission and Nasdaq. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that all Section 16(a) reports required to be filed for such persons had been filed, the Company believes that during the fiscal year ended December 31, 2003 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them except for the inadvertent late filing of a Form 4 by each of Bradley Carver, John Burns, William Fabbri, Patrick Joyce and Frederick Pierce and a Form 5 by Patrick Joyce.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in the proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this proxy statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. The Company has also engaged the firm of W.F. Doring & Co., Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $2,500, plus reimbursement of out-of-pocket expenses. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Each holder of the Company’s Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

Insofar as any of the information in the proxy statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

By Order of the Board of Directors,

/S/ BRADLEY J CARVER

Bradley J Carver Chief Executive Officer and President

May 11, 2004

Appendix A

GLYCOGENESYS, INC.

COMPENSATION COMMITTEE CHARTER

PURPOSE

The Compensation Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s executives.

COMMITTEE MEMBERSHIP

The Committee will be composed of at least three directors, all of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The Committee members will be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s resignation. Members may be removed by a majority vote of the Board.

MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may invite to its meetings any director, officer or other persons as it deems appropriate.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain and terminate a compensation consultant or other advisors to assist in the evaluation of director, Chief Executive Officer (CEO) or senior executive compensation. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

The Committee will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter periodically and recommend any proposed changes to the Board for approval.

The Committee, to the extent it deems necessary or appropriate, will:

•	Review and approve the Company’s goals and objectives relevant to executive compensation;

•	Approve CEO compensation;

•	Approve non-CEO executive officer compensation (the Company’s CEO may be present at the meeting deliberations on this subject, but may not vote); and

•	Produce an annual report on executive compensation for inclusion in the proxy statement as the Compensation Committee Report.

The Committee will assume and perform the responsibilities and duties of the Nominating Committee in accordance with the Nominating Committee Charter attached hereto as Exhibit A.

EXHIBIT A

GLYCOGENESYS, INC.

NOMINATING COMMITTEE CHARTER

PURPOSE

The Nominating Committee is appointed by the Board of Directors to:

•	Identify individuals to become board members; and

•	select, or recommend that the Board select, the director nominees to be filled by the Board or the shareholders at the next annual meeting of the shareholders.

COMMITTEE MEMBERSHIP

The Committee will be composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. The Committee members will be appointed by the Board and shall service until such member’s successor is duly elected and qualified or until such member’s resignation. Members may be removed by a majority vote of the Board.

MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may invite to its meetings any director, officer or other persons as it deems appropriate.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain and terminate a search firm or other advisors to be used to identify director candidates. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

The Committee will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter periodically and recommend any proposed changes to the Board for approval.

The Committee, to the extent it deems necessary or appropriate, will:

•	Identify individuals qualified to become members of the Board;

•	Approve director nominations to be presented for shareholder approval at the annual meeting and to fill any vacancies; and

•	Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the shareholders) for the selection of individuals to be considered as candidates for election to the Board.

Appendix B

GlycoGenesys, Inc.

AUDIT COMMITTEE

CHARTER

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

Appoint, compensate and oversee the work of the Company’s independent accountants.

Review and appraise the audit efforts of the Company’s finance department.

Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be able to read and understand financial statements and shall satisfy the “independence” requirements applicable to audit committee members pursuant to the rules of the Nasdaq Stock Market and Section 10A of the Securities Exchange Act as amended by the Sarbanes-Oxley Act of 2002 (the “Act”). To the extent practicable, at least one Committee member shall be a “financial expert” as such term is defined by the SEC pursuant to Section 407 of the Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials consistent with IV.4 below. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion desire to do so. A Committee member shall not vote on any matter in which he or she has any actual or potential conflict of interest.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4.	On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence. Discuss with the independent accountants the matters as required by the Statement on Auditing Standards No. 61 and No. 71, as amended by SAS No. 90 and 100, relating to the conducts of the annual audit and quarterly reviews.

5.	Exercise sole authority to appoint, discharge, and oversee the work of (including resolution of any disagreements between management of the Company and the Company’s independent accountants regarding financial reporting) any registered public accounting firm employed by the Company for the purpose of rendering an audit report or related work.

6.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

7.	Exercise the sole authority to approve the fees to be paid to the independent accountants for audit, audit related and non-audit services and any and all other terms of the engagement of the independent accountants. The Company shall provide for appropriate funding as determined by the Committee for the services of the independent accountants in rendering an audit report.

8.	Establish policies and procedures for hiring employees or former employees of the independent accountants in order to ensure that independence of the independent accountants is maintained, including, but not limited to, as required by the Act.

9.	Review the terms of any proposed engagement of the independent accountants for non-audit services and shall pre-approve (including by action of one or more members of the Committee who have been delegated authority to make such pre-approvals subject to reporting of any such actions to the full Committee) all such engagements. All such pre-approvals (other than de minimus services that would qualify for the exception from pre-approval of Section 10(A) of the Securities Exchange Act of 1934, as amended by the Act, or successor provision thereof) shall be reported in the Company’s next periodic (quarterly or annual) report filed with the SEC.

10.	Based on reports of the independent accountants and their work throughout the year, the Committee shall evaluate the independent accountants’ qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the independent accountants and take into account the opinions of management and the senior internal audit manager. In addition to assuring the regular rotation of the lead audit partner as required by the Act, the Committee should annually consider whether the regular rotation of the independent accountants is warranted in order to ensure auditor independence.

Financial Reporting Processes

11.	In consultation with the independent accountants and the finance staff, review the integrity of the Company’s financial reporting processes, both internal and external.

12.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

13.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practice as suggested by the independent accountants or management.

Process Improvement

14.	Review with each of management and the independent accountants any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

15.	Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

16.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

17.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

18.	Report regularly to the Board with respect to Audit Committee activities.

19.	Ensure that management shall report to the Committee any material weaknesses and all significant deficiencies in the Company’s internal controls which could impair the Company’s ability to record, process, summarize and report financial data and any fraud involving any persons with a significant role in the Company’s internal controls.

Ethical and Legal Compliance

20.	Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

21.	Review management’s monitoring of the Company’s compliance with the Company’s Code of Conduct, and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

22.	Review activities, organizational structure, and qualifications of the finance department.

23.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

24.	Review with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

25.	Utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain such other legal counsel, accountants or other advisers if it determines that such counsel, accountants or other advisers is necessary or appropriate under the circumstances. The Committee may, in its discretion, conduct or authorize investigations into matters which the Committee determines are within its scope of responsibilities. The Company shall provide for appropriate funding as determined by the Committee for the services of any independent accountants or legal, accounting or other advisers retained by the Committee.

26.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by the Company’s employees.

27.	Review and approve all related-party transactions.

28.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

29.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

30.	Assume and perform the responsibilities and duties of a Qualified Legal Compliance Committee in accordance with the Qualified Legal Compliance Committee Charter attached hereto as Exhibit A.

Charter—October 17, 2003

Exhibit A

GLYCOGENESYS, INC.

Qualified Legal Compliance Committee Charter

Purpose

The Qualified Legal Compliance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of GlycoGenesys, Inc. (the “Company”) to assist the Board in fulfilling its responsibilities relating to oversight of legal compliance by the Company and Company personnel and to meet the requirements for a qualified legal compliance committee under Part 205 of the rules of the Securities and Exchange Commission (the “Part 205 Rules”).

Membership

The Committee shall be comprised of at least three members of the Board, at least one of who shall be a member of the Audit Committee of the Board. Initially, the Committee shall be the Audit Committee. The composition of the Committee shall comply with all such independence requirements as apply from time to time under the Part 205 Rules.

Authority and Responsibility

The Committee shall have the following authority and responsibility, and shall perform any other activities consistent with this Charter, the Company’s By-Laws and governing law as the Committee and the Board deem appropriate or necessary:

•	To inform the Company’s Chief Legal Officer and Chief Executive Officer of any report of evidence of a material violation (except when it would be futile to do so).

•	To determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

•	notify the full Board of Directors;

•	initiate an investigation, which may be conducted either by the Chief Legal Officer or by outside attorneys; and

•	retain such additional expert personnel as the Committee deems necessary.

•	The Committee shall at all times have the authority to retain and terminate any attorneys, advisors and other expert personnel to assist it in any aspect of the Committee’s performance of its responsibilities, including the authority to approve the fees and other retention terms of such attorneys, advisors and other expert personnel.

•	At the conclusion of any such investigation, to:

•	recommend, by majority vote, that the Company implement an “appropriate response” (as defined in the Part 205 Rules) to evidence of a material violation; and

•	inform the Chief Legal Officer and the Chief Executive Officer and the Board of Directors of the results of any such investigation under this authorization and the appropriate remedial measures to be adopted.

•	Acting by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended the issuer to take.

Reporting Procedures

The Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under the Part 205 Rules.

Procedural Matters

The Committee shall meet as frequently as circumstances require. The Committee shall meet in executive session at such times as it deems appropriate. The Committee may appoint a chair, unless a chair is designated by the Board. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

Minutes shall be kept of meetings, and the Committee shall make periodic reports to the Board.

The Committee shall periodically review the adequacy of this Charter and recommend any proposed changes to the Board for approval.

PROXY

for the

ANNUAL MEETING OF STOCKHOLDERS

GLYCOGENESYS, INC.

June 22, 2004

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Bradley J Carver, Chief Executive Officer and President of the Company, as proxy with power of substitution to vote the shares of stock of GLYCOGENESYS, INC., which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 22, 2004 at 10:00 a.m., and at any adjournment thereof, as follows:

1. To elect two Class III directors to the Board of	☐ For all nominees (Bradley J Carver and David W. Dube) ☐ For all nominees, except as noted below: ☐ Withheld from all nominees

2. Ratification of Deloitte & Touche LLP as independent auditors for 2004	☐ For ☐ Against ☐ Abstain

The Board of Directors recommends a vote FOR questions 1 and 2 listed above.

In his discretion, the proxy is authorized to vote upon such other business as may lawfully come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy may do by virtue hereof.

When this proxy is properly executed, the shares to which the proxy relates will be voted as specified, and if no other specification is made, will be voted for election of the nominees for Director and for ratification of Deloitte & Touche LLP as independent auditors. It is understood that this proxy confers discretionary authority in respect of matters not known or determined at the time of mailing of the notice of annual meeting of stockholders to the undersigned. The proxy intends to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders furnished herewith.

Dated and signed: 2004

[Note: These signature(s) should agree exactly with the name(s) printed at the beginning of this proxy. Executors, administrators, trustees, guardians and attorneys should so indicate when signing.]

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU

ATTEND THE MEETING.